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                                                                   EXHIBIT 10.41


Aiwa
AIWA CO., LTD.  TECHNO CORE URAWA
2-20, HARIGAYA 4-CHOME, URAWA-SHI, SAITAMA-KEN 338-8502, JAPAN

                                                            September 15th, 2000

Mr. Bert Miller
Vice President, Engineering

ECRIX CORPORATION
5525 Central Avenue
Boulder, CO 80301


Dear Mr. Miller

          Re: Phase II, Modifications of Defiant Chips

Thank you for your interest in the further modification of the Defiant chip, being a "double speed" version of the previously modified "Defiant Chip" (such further modification hereinafter referred to as the "Phase II Modification"). Aiwa agrees that the Phase II Modification would be carried out as per the same terms and conditions of Article 2 of the letter dated June 29th, 2000 entitled "RE: PURCHASE AND DEVELOPMENT OF ADT "DEFIANT" CHIPS". Kindly note that the development costs associated with such Phase II Modification will be additional to the initial "Phase 1" (3.3V) development costs.

If you are agreeable to the above, would you acknowledge your agreement by signing the section below and return a copy of this letter to us.


Best regards,

/s/ Junsaku Ueda
9/21/00

Junsaku Ueda                       /s/ Albert R. Miller III  9/21/00
AIWA CO. LTD.                      -----------------------------------------
                                   Ecrix Corporation